UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: October 10, 2006

333-51880
(Commission file number)

NEW MEDIUM ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	11-3502174
(State of incorporation)	(IRS Employer Identification No.)

Mahesh Jayanarayan, CEO 195 The Vale London UK W3 7QS	011 44 20 8746 2018
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On 6 October 2006, New Medium Enterprises Inc (NME) entered into a content Licensing and Distribution agreement with VCL Communications GmbH (VCL) of Wolfratshauser Str. 84, 81379 Munich, Germany. VCL will make available its entire catalogue of 800 titles to NME. According to Datty Ruth, CEO of VCL, the new HD VMD format has the potential to radically influence the European consumer market for high definition content. VCL also has a long-standing history of supporting emerging formats where it is clear that there is the potential to shape the market for the benefit of consumers, as is the case with HD VMD.

The signing of the agreement between NME and VCL adds to content distribution deals already in place in India and in China with leading regional distributors.

Commenting on the announcement, Mahesh Jayanarayan, CEO of NME, said, “The agreement with VCL is another landmark moment in NME's rapid expansion. We're looking forward to working with VCL to expand the number of HD VMD titles available in the German market over the coming months and we expect to announce further content distribution deals in Europe and North America in the near future.''

Item 8.01 Other Events

New Medium Enterprises Appoints Lawrence Meyers as a Media and Content Advisor to the Board

On 1 September 2006, New Medium Enterprises, Inc (NME) appointed Lawrence Meyers as a media and content Advisor to the Board.

Lawrence will work with the NME Board and Senior Management Team to establish and develop relationships in the global entertainment market. He is the proprietor of The Meyers Company LLC which is involved in the development, production and financing of both theatrical and television products. Lawrence was also previously employed with Trilogy Entertainment Group, Morgan Creek International, Seagal-Nasso Distribution Co, Cinema Arts Entertainment, Lorimar Distribution International, and New World Pictures since graduating from University of Florida with a degree in Journalism/Public Relations. Lawrence held senior management positions in all of these companies.

Commenting on the appointment, Mahesh Jayanarayan, CEO of NME, said “With his vast experience in and knowledge of the film industry, he will provide invaluable advice concerning content, media, marketing, financial and strategic planning, open global distribution channels and business opportunities.”

Item 8.01 Other Events (cont.)

New Medium Enterprises Announces Appointment of Neil Bottrill as Senior Vice President, Creative Services for the Authoring/Compression Business, to help accelerate deployment of HD VMD

On 16 October 2006, New Medium Enterprises Inc (NME), developers of high definition platforms, processes and technologies, announced the appointment of Neil Bottrill, who will spearhead NME's Media & Creative Services division globally. Based out of London, Mr. Bottrill will manage and drive the VMD Authoring/Compression development business, as well as forge new relationships with content providers.
Neil Bottrill was DVD General Manager at Technicolor Creative Services for the last six years. He launched Technicolor's first worldwide DVD Compression & Authoring facility. Prior to this, Neil Bottrill created and introduced DVD Compression and Authoring facilities within Metro Broadcast.

Mahesh Jayanarayan, CEO of NME said, “Neil joining the NME team shows our commitment to the media industry. His record of accomplishment and extensive knowledge will assist and accelerate the deployment of HD VMD with the content industry.''

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIUM ENTERPRISES, INC.

Dated: October 17, 2006	By:	/s/ Mahesh Jayanarayan
Mahesh Jayanarayan
Chief Executive Officer